                                                            Rule 424(b)(2)
                                                            File No. 33-644

               PRICING SUPPLEMENT  NO.  72  DATED   December 14, 1999
                                       ----        -------------------

               (To Prospectus dated December 7, 1995 as supplemented
                  by Prospectus Supplement dated December 27, 1995)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series D

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                          ----------------------------

Trade Date:           December 14, 1999   Issue Price:      99.852%
                      ------------------                    --------------
Original Issued Date: December 17, 1999   Principal Amount: $23,700,000.00
                      ------------------                    --------------
                                          Interest Rate
Maturity Date:        November 01, 2002     Per Annum:      6.40%
                      ------------------                    --------------

Redemption:

            Check box opposite applicable paragraph.

                  [X]   The Notes cannot be redeemed prior to maturity

                  [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:

Additional Terms:

CUSIP - 57183HFR7